                            SCHEDULE 14A INFORMATION

      PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE
                                  ACT OF 1934

Filed by the Registrant                              [X]
Filed by a Party other than the Registrant           [ ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant toss. 240.14a-11(c) orss. 240.14a-12

                                  AMRESCO, INC.
                (Name of Registrant as Specified in Its Charter)

                                  AMRESCO, INC.
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1)       Title of each class of securities to which transaction applies:

             ------------------------------------------------------------------
    2)       Aggregate number of securities to which transaction applies:

             ------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

             ------------------------------------------------------------------
    4)       Proposed maximum aggregate value of transaction:

             ------------------------------------------------------------------
    5)       Total Fee Paid:

             ------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)       Amount Previously Paid:
                                    --------------------------------------------
    2)       Form Schedule or Registration Statement No.:
                                                         -----------------------
    3)       Filing Party:
                          ------------------------------------------------------
    4)       Date Filed:
                         -------------------------------------------------------

                                 [AMRESCO LOGO]





                                                   April 30, 2001



Dear Fellow Stockholder:

         As you are probably aware, a dissident group of stockholders led by James Arabia and Milan Mandaric (the "Arabia Group") has indicated that they intend to nominate an alternative slate of nominees for directors in opposition to the slate being proposed by your current board and propose certain amendments to the company's bylaws at the upcoming Annual Meeting of Stockholders of AMRESCO. The Arabia Group claims it is time to "steer a new course."

         WE COULD NOT DISAGREE MORE. Your current board already has implemented a strategic plan that is showing results. The board believes it has installed the right management team and retained the appropriate investment banking advisors to maximize the value of the company. Changing the board composition and the company's bylaws would derail the plan that is already in progress. TO PROTECT YOUR INVESTMENT, RETURN THE WHITE PROXY CARD TODAY.


                 WHO IS THE ARABIA GROUP AND WHAT IS ITS AGENDA?

         The Arabia Group has stated that it purchased its entire stake of 311,800 shares less than one month ago (between March 30 and April 9, 2001). Based on the high/low range of prices during the actual days of stock purchases, their total investment is only a few hundred thousand dollars. The Arabia Group indicated in preliminary proxy filings that they plan on spending $1,000,000 on trying to gain board representation. This math does not add up. Why would they be willing to spend $1,000,000 on an investment of a few hundred thousand dollars? The Arabia Group has already stated that they will seek reimbursement from AMRESCO for the entire $1,000,000 for their scheme without approval of AMRESCO's stockholders. DO YOU THINK THEY HAVE THE BEST INTERESTS OF AMRESCO STOCKHOLDERS IN MIND OR DO THEY HAVE A HIDDEN AGENDA?

         In June 2000, James Arabia resigned as Chairman, President and CEO of ICH Corporation at the request of ICH's board of directors and he received severance compensation of approximately $3,700,000. During his tenure, the value of a share of ICH Corporation declined by over 60% from its high to the date of termination of his employment. BASED ON PUBLIC RECORDS, HE HAS ALSO FILED FOR PERSONAL BANKRUPTCY THREE TIMES IN THE LAST TEN years. This is hardly the resume of a "highly sophisticated, successful" business person as purported in a recent Arabia Group letter to stockholders. Could Mr. Arabia be seeking to establish an arrangement that allows him to prosper at the expense of AMRESCO stockholders?

                      AMRESCO'S BOARD HAS ACTED DECISIVELY

         AMRESCO's board of directors immediately recognized the significant uphill battle the company faced following the international debt crisis in late 1998. This debt crisis seriously reduced AMRESCO's access to capital and either wounded or forced many of the company's competitors into bankruptcy.

         The company has taken significant steps during these challenging times to rapidly deleverage its balance sheet and reduce its capital needs. Since late 1998, at the direction of the board of directors, the company has:

          o Sold off capital intensive business units and non-core assets in an effort to enhance liquidity and reduce debt. As a result of these sale initiatives, we have retired $543 million of bank debt and repurchased at a substantial discount $217 million of the company's senior subordinated notes.

          o Dramatically reduced its total liability to equity ratio from 6.15x in September 1998 to 2.33x in December 2000.

          o Reduced personnel and general and administrative expenses from approximately $90 million in 2000 to an annualized rate of approximately $36 million through the first quarter 2001.

          o Brought in a new management team. Over the past six months, the board replaced the company's Chief Executive Officer, President and Chief Financial Officer.

          o Engaged Greenhill & Co. to advise us on how best to maximize stockholder value in light of current industry conditions and our current business platform.

                        AMRESCO'S CURRENT MANAGEMENT TEAM

         Your board of directors replaced all top level executives in a broad restructuring effort. The new management team, consisting of Randolph E. Brown
(CEO), L. Keith Blackwell (President) and Jonathan S. Pettee (CFO), has the background and history of accomplishment needed to guide the company through the challenges that lie ahead.

         AMRESCO's management team also has the unique experience and intimate knowledge of the company's financial structure to execute the plan that has been set in motion. TO CHANGE COURSE AT THIS JUNCTION WOULD BE A TREMENDOUS SET-BACK, ESPECIALLY SINCE THE ARABIA GROUP NOMINEES DO NOT DISCLOSE A DIFFERENT MANAGEMENT TEAM OR ANY RELEVANT BUSINESS EXPERIENCE OR PLAN.

                          AMRESCO'S PLAN FOR THE FUTURE

         AMRESCO is now at a critical juncture in its history. The company has scaled down its focus and is now a small and middle market lender with operations in SBA lending and franchise/small business lending. Management believes it is an opportune time to grow AMRESCO's lending platform and increase originations because the company's competition has been substantially reduced as a result of industry consolidation. In order to accomplish this, management is currently implementing the following:

          o Negotiating new warehouse lines of credit to finance the company's lending operations.

          o    Further reducing personnel and general & administrative expenses.

          o Continuing efforts to deleverage the company through bond repurchases.

          o Working with Greenhill & Co. to evaluate alternative capitalization strategies.

         THE BOARD BELIEVES THAT MANAGEMENT HAS THE RIGHT PLAN TO MAXIMIZE THE VALUE OF THE COMPANY. Changing the board composition and bylaws will likely delay the necessary actions that are already in progress.

                             ADDITIONAL INFORMATION

         The company will bear all costs of its proxy solicitation. While no precise estimate of the cost can be made at the present time, the company currently estimates that it will spend less than $500,000, of which it is estimated that less than $100,000 has been incurred to date in connection with the company's proxy solicitation. In addition to soliciting proxies by mail, directors of the company, without receiving additional compensation, may solicit proxies by telephone, by other available media or in person. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares of the common stock, and the company will reimburse such brokerage firms and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection with forwarding such materials. The company has retained the services of MalCon Proxy Advisors, Inc., a proxy solicitation firm, for assistance in connection with the Annual Meeting and other advisory services at an estimated cost of approximately $30,000 plus reimbursement of reasonable out-of-pocket expenses. The company also has agreed to indemnify MalCon Proxy Advisors, Inc. against certain liabilities and expenses. The company estimates that approximately 20 employees of MalCon Proxy Advisors, Inc. will be involved in the solicitation of proxies on behalf of the company.

         After the company mailed definitive proxy materials, the Arabia Group filed preliminary proxy materials with the SEC in which the Arabia Group states that it intends to propose certain bylaw amendments at the Annual Meeting. Because the company did not receive timely notice under Rule 14a-4(c)(1) of the Securities Exchange Act of 1934 of any bylaw amendment or other proposals of the Arabia Group, the company's proxies will use their discretionary authority to vote against the bylaw amendments and any other proposals of the Arabia Group, if any such proposals are properly presented at the Annual Meeting. In addition, the company's proxies will vote in their best judgment on any other matters that properly come before the Annual Meeting or any adjournment or postponement thereof.

Participant Information

         Enclosed herewith is information concerning our participants in the proxy solicitation.

                                 TIME IS SHORT

                 PLEASE VOTE "FOR" ON THE WHITE PROXY CARD TODAY

         If you have not voted yet please follow these instructions:

Registered holders - If you hold your shares in registered name, you can mail back your proxy card today, FAX BOTH SIDES TO (212) 843-4392 or you can attend the meeting and vote in person.

Street name holders - If you hold your shares at a bank or broker, return the proxy card mailed to you in the envelope provided or contact your representative and instruct them to vote on your behalf. If you plan to attend the meeting and vote in person, you must notify your broker and request a "legal proxy."

If you have any questions or need further assistance please feel free to contact me or L. Keith Blackwell, our President, at (214) 953-7700 or (800) 966-7887 or our proxy solicitor:

                           MALCON PROXY ADVISORS, INC.
                               130 William Street
                               New York, NY 10038
                           TOLL-FREE (800) 475-9320 OR
                             COLLECT (212) 619-4565


Thank you for your consideration.

                                                  Sincerely,

                                                  /s/ RANDOLPH E. BROWN

                                                  Randolph E. Brown
                                                  Chairman of the Board
                                                  and Chief Executive Officer

          INFORMATION CONCERNING PARTICIPANTS IN THE PROXY SOLICITATION



Information Concerning Directors, Nominees and Other Participants

         Set forth below are the name and business address of each of the participants (except the Company) in the solicitation made pursuant to the proxy statement of AMRESCO, INC. The principal occupations of our directors are set forth under "Proposal I -- Election of Directors" in our proxy statement dated April 11, 2001.

               NAME                           BUSINESS ADDRESS
               ----                           ----------------
         Randolph E. Brown               700 N. Pearl St., Suite 1900
                                         Dallas, TX  75201-7424
         L. Keith Blackwell              700 N. Pearl St., Suite 1900
                                         Dallas, TX  75201-7424
         Jonathan S. Pettee              700 N. Pearl St., Suite 1900
                                         Dallas, TX  75201-7424
         James P. Cotton, Jr.            1301 High Tower Trail, Suite 310
                                         Atlanta, GA  30350
         Richard L. Cravey               Twelve Piedmont Center, Suite 210
                                         Atlanta, GA  30305
         Amy J. Jorgensen                950 East Paces Ferry Road, Suite 2275
                                         Atlanta, GA  30326
         Bruce W. Schnitzer              630 Fifth Avenue, Suite 2435
                                         New York, NY  10111

                 INFORMATION RELATING TO SHARES OF AMRESCO, INC.

           The number of shares of common stock held by directors and the named executive officers is set forth under "Ownership of Securities" in our proxy statement dated April 11, 2001.

         The following table sets forth information with respect to all purchases and sales of shares of Common Stock of the Company by the participants during the past two years. No part of the purchase price of any of the shares purchased by the participants as reflected below was represented by borrowed funds, other than through typical margin accounts, or otherwise obtained for the purpose of acquiring or holding such securities.

                                                      *NUMBER OF SHARES OF
                       NAME            DATE       COMMON STOCK PURCHASED OR (SOLD)
                       ----            ----       --------------------------------
              Randolph E. Brown      06/16/99                      69
              Randolph E. Brown      09/15/99                      76
              James P. Cotton, Jr.   09/16/99                (11,800)
              James P. Cotton, Jr.   09/17/99                 (3,560)
              Jonathan S. Pettee     09/17/99                   1,767
              James P. Cotton, Jr.   09/18/99                (10,000)
              Jonathan S. Pettee     09/22/99                 (1,767)
              Randolph E. Brown      12/15/99                     184
              Jonathan S. Pettee     12/28/99                   (200)
              Jonathan S. Pettee     01/06/00                   (117)
              Randolph E. Brown      03/15/00                     476
              Randolph E. Brown      06/15/99                     618
              James P. Cotton, Jr.   06/27/00                   8,084  **
              Richard L. Cravey      06/27/00                   8,084  **
              Amy J. Jorgensen       06/27/00                   8,084  **
              Bruce W. Schnitzer     06/27/00                   8,084  **
              Randolph E. Brown      09/15/00                   1,065
              L. Keith Blackwell     10/25/00                  40,000  **

                                                      *NUMBER OF SHARES OF
                       NAME            DATE       COMMON STOCK PURCHASED OR (SOLD)
                       ----            ----       --------------------------------
              Randolph E. Brown      12/04/00                 250,000  **
              Randolph E. Brown      12/15/00                   4,369


         * Reflects 5 for 1 reverse stock split in year 2000.
        ** Restricted stock grants.

Miscellaneous Information Regarding the Participants

         Except as set forth in our proxy statement dated April 11, 2001, as supplemented from time to time, or in the Exhibits thereto, to our knowledge , none of the persons participating in this solicitation on our behalf nor any of our associates:

o owns of record or beneficially, directly or indirectly, or has the right to acquire, any securities of the Company or any parent or subsidiary of the Company;

o has purchased or sold any securities of the Company within the past two years;

o has incurred indebtedness for the purpose of acquiring or holding securities of the Company;

o is or has been a party to any contract, arrangement of understanding with respect to any securities of the Company within the past year;

o has been indebted to the Company or any of its subsidiaries since the beginning of the Company's last fiscal year or

o has any arrangement or understanding with respect to future employment by the Company or with respect to any future transactions to which the Company or any of its affiliates will or may be a party.

         In addition, except as set forth in our proxy statement dated April 11, 2001, as supplemented from time to time, or in the Exhibits thereto, to the best knowledge of the Company, none of the persons participating in this solicitation on behalf of the Company, management's nominees, nor any associate or immediate family member of any of the foregoing persons has had or is to have a direct or indirect material interest in any transaction with the Company since the beginning of the Company's last fiscal year, or any proposed transaction, to which the Company or any of its affiliates was or is a party.

                                  AMRESCO, INC.
                       700 NORTH PEARL STREET, SUITE 1900
                               DALLAS, TEXAS 75201

                                      PROXY

           This proxy is solicited on behalf of the Board of Directors

         The undersigned hereby appoints each of Richard L. Cravey and Randolph
E. Brown as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of AMRESCO, INC., held of record by the undersigned on~March 30, 2001 at the annual meeting of stockholders to be held on May 15, 2001 or any adjournment thereof.

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR~EACH OF THE PROPOSALS. PLEASE REVIEW CAREFULLY THE PROXY STATEMENT DELIVERED WITH THIS PROXY.

1. Election of Directors         FOR all nominees   [ ]        WITHHOLD AUTHORITY to vote  [ ]         *EXCEPTIONS  [ ]
                                 listed below                  for all nominees below

Nominees: James P. Cotton, Jr., Amy J. Jorgensen and Jonathan S. Pettee

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

*Exceptions
           ---------------------------------------------------------------------


           (Continued and to be dated and signed on the reverse side.)

2. Proposal to ratify the appointment of Deloitte & Touche LLP as the independent public accountants of the Company for fiscal year ended December 31, 2001.

     For     [ ]               Against   [ ]                     Abstain    [ ]


The Proxies are authorized to vote, in their discretion, upon such other business as may properly come before the meeting.


                                                    Change of Address and    [ ]
                                                    or Comments Mark Here


                                             Please sign exactly as name
                                             appears. When shares are held by
                                             joint owners, both should sign.
                                             When signing as attorney, executor,
                                             administrator, trustee or guardian,
                                             please give full title as such. If
                                             a corporation, please sign in full
                                             corporate name by the Stockholders
                                             or other authorized officer. If a
                                             partnership, please sign in
                                             partnership name by an authorized
                                             person.

                                             Dated:                        ,2001
                                                   -----------------------



                                             -----------------------------------
                                                      Signature


                                             -----------------------------------
                                                 Signature (if held jointly)

                                             Votes must be indicated    [ ]
                                             (x) in Black or Blue ink.


         PLEASE SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE
                               ENCLOSED ENVELOPE.